EXHIBIT 10.2

                    AN AGREEMENT FOR AN UNPROTECTED TENANCY
                    =======================================
     MADE AND SIGNED IN CARMIEL ON THE    DAY OF THE MONTH OF JUNE 2002

                                     BETWEEN

     AHIM AMNONI - MASIAI CARMIEL LTD.
     (IN ENGLISH: AMNONI BROTHERS - CARMIEL TRANSPORTERS LTD)
     PRIVATE COMPANY 51 - 152568 - 5
     THROUGH ITS DIRECTOR AVRAHAM AMNONI
     OF HANAPPA STREET 20, CARMIEL
     TO BE KNOWN HEREAFTER BY THE ABBREVIATION - "THE LANDLORD"

                                  AND BETWEEN

     ENERTEC MA'ARCHOT LTD.
     (IN ENGLISH: ENERTEC SYSTEMS LTD.)
     PRIVATE COMPANY
     TO BE KNOWN HEREAFTER BY THE ABBREVIATION "THE TENANT"

     WHEREAS: The Landlord is the owner of the rights to lease and is in sole possession of the industrial building that is located at Hanappa Street 20, Industrial Zone in Carmel with an area of approximately 800 square meters with the addition of a gallery and equipment that is affixed thereto as specified in the Appendix to this Agreement marked 'A' (hereafter:- the "Rented Premises") and is interested in letting it on a unprotected tenancy:

     AND WHEREAS: The Rented Premises was clear on the inception of the Tenant's Protection Law (August 20, 1968) of any tenant that was entitled to occupy it and the Tenant will not pay the Landlord key money for his consent to rent the Rented Premises to the Tenant;

     AND WHEREAS: The Parties have agreed among themselves that the Landlord will let the Rented Premises to the Tenant and the Tenant will rent the Rented Premises from the Landlord;

     AND WHEREAS: The Landlord hereby declares that there is no impediment whatsoever to the commitment with the Tenant in pursuance of the terms of this Agreement;

     AND WHEREAS: The Parties have agreed to put that agreed between them into writing as follows:

     IT  IS  THEREFORE  AGREED  BETWEEN  THE  PARTIES  AS  FOLLOWS:
     --------------------------------------------------------------

     1.   The  Preamble  constitutes  an  inseparable  part  of  the  Agreement.

     2. The Landlord lets the Rented Premises to the Tenant for a period of 5 years from April 1, 2002 until March 31, 2007 (hereafter: the "Period of the Tenancy").

     3.a. The rent for the first two years, that is until March 31, 2004 will be US $ 3.00 per square meter for the ground floor and US $ 1.50 per square meter for the gallery for a month according to the Gregorian calendar, in shekels, linked to the representative rate of the United States dollar at the time of actual payment.

     b. It is agreed by the Parties that the area of the ground floor is _______square meters and the area of the gallery is ___________square meters.

     c. In the remaining three years, starting from April 1, 2004, the Landlord may raise the rent each year by no more than 2% of the rent paid in the previous year.

     d.   The  actual  payments  shall  be  made  as  follows:

          1. For the first two months, the Tenant will pay the Landlord by check on receipt of keys to the Rented Premises.

          2. For an additional two months the Tenant will pay the Landlord by check on the date of inception of the tenancy.

          3. For the remainder of the Period of the Tenancy, from August 1, 2002 the Tenant will pay the Landlord in advance for each month in the Gregorian calendar month by bank transfer (standing order) to the account of the Landlord, No.

               at  Bank  Leumi        Carmiel  Branch  (961).

     e. In addition to the above amounts, the Tenant will duly pay value added tax at the value added tax rate payable from time to time.

     f. A payment that is not made on the due date will bear interest at the exceptional rate of interest adopted from time to time by the Bank Leumi.

     g. An arrear in payment that is in excess of 30 days shall constitute a fundamental breach of the Agreement.


     4.a. The Tenant may bring the Agreement to an end at the end of each year of the tenancy and during the first two years, and each half year from the third year onwards including the extended period on giving prior notice of three months in advance in writing by registered mail.

     b. The obligation to pay the rent until the end of the Period of the Tenancy or until the end of the period of advance notice in pursuance of sub - paragraph 'a' whichever is the earlier shall apply to the Tenant even if he leaves the Rented Premises before the end of the Period of the Tenancy for any reason whatsoever.

     5.a. The  Landlord  will  pay  government  property  tax.

     b. All other taxes and regular payments that are connected with the Rented Premises and the use thereof during the Period of the Tenancy (municipal taxes, payments for consumption of water, electricity, use of a telephone, etc,) will be paid on the due date by the Tenant.

     c. The Tenant will apply to transfer the account for the supply of electricity at the Carmiel Municipality to the name of the Tenant and will furnish M. Zetler, Adv, with proof that the aforesaid was effected within 7 days of the inception of the tenancy.

     d. The Tenant will make the payments specified in sub - paragraph 'b' above on the date determined by the supplier. A delay in payment that exceeds thirty days shall be deemed a breach of contract that will entitle the Landlord to revoke the contract without further notice being required. Payments that are made in advance by the Landlord shall be repaid to the Landlord by the Tenant on the dates on which the Tenant would have had to pay them had the payment not been made by the Landlord.


     6.a. The Tenant confirms that the Rented Premises have been received in good condition and the Tenant will maintain the Rented Premises in good condition and will repair and restore any damage that derives from use of the Rented Premises during the Period of the Tenancy, other than damage that is caused by reasonable use.

     b. The Rented Premises are transferred to the Tenant with all the facilities and additions affixed thereto by the previous tenant and the Tenant may use them and undertakes to maintain them in their present condition.

     c. The Landlord declares that there is no defect or hidden flaw in the Rented Premises of which the Landlord is aware.

     d. The Tenant will furnish Michael Zetler, Advocate, with a schedule in which all the defects discovered in the property are revealed on its transfer to the Tenant within 48 hours of transfer of the property.

     e. The Tenant may place notices on the Rented Premises subject to receipt of authorization from the authorities. The Tenant will be obligated to remove the notices that were placed before returning possession of the Rented Premises to the Landlord.


     7.a. The Tenant will not assign all or part of the Tenant's the rights in pursuance of this Agreement other than with prior consent in writing from the Landlord. The Landlord will not object to letting part of the Rented Premises on a sub - tenancy other than on reasonable grounds.

     b. It is agreed between the Parties that the Rented Premises will be used exclusively for the conduct of the Tenant's business.

     c. The Tenant will apply for a license from the competent bodies to operate a business on the Rented Premises, at the Tenant's expense, in order to conduct this business on the Rented Premises.


     8. The Landlord may enter the Rented Premises to examine them at any reasonable time on coordinating in advance with the Tenant.


     9. The Tenant will not introduce changes to the Rented Premises other than with prior consent in writing from the Landlord. The Tenant may, at the end of the Period of the Tenancy or any extended period, take any additions that may be dismantled without causing damage to the Rented Premises. As regards the additions that remain in the Rented Premises after return of possession of the Rented Premises to the Landlord at the end of the Period of the Tenancy or any extended period, the Landlord may chose between the right to demand a waiver of the alterations and/or additions that were made by the Tenant and the right to demand that the Rented Premises be restored to the condition in which they were on transfer to the Tenant in pursuance of this Agreement.


     10.a.At the end of the Period of the Tenancy (or at the end of the extended period, if exercised), the Tenant will vacate the Rented
          Premises and return them to the Landlord in the state in which they were when received by the Tenant other than reasonable wear and tear that is derived from prudent use.

     b. For each day's delay in vacating the Rented Premises, the Tenant will pay the Landlord as compensation agreed and fixed in advance, a sum in shekels that is the equivalent of US $ 150 according to the representative rate of the US dollar on the date of payment, in addition to any right and remedy that is available to the Landlord for breach of the Contract on the part of the Tenant. The municipal and other payments mentioned in paragraph 5 'b' and/or repair of damage that is caused to the Rented Premises and/or to the payments mentioned in paragraph 10 'b'.


     11.a.As a guarantee of the fulfillment of the Tenant's obligations in pursuance of this Agreement, the Tenant will deposit two bills / checks with M. Zetler, Adv, that have been signed by the Tenant in no specified amount and with the indication: 'not negotiable' to the order of the Landlord. The one bill / check will be used to guarantee payment of the rent and differentials in linkage to the dollar while the other will guarantee payment of electricity, water, municipal taxes and any other payments that apply to the Tenant in pursuance of the terms of this Agreement other than the rent.

     b. M. Zetler, Adv. will deliver the bills / checks to the Tenant immediately after it has been proved to his satisfaction that the Tenant has vacated the Rented Premises at the end of the Period of the Tenancy (or the extended period, if exercised) and fulfilled all the other obligations imposed on the Tenant in pursuance of this Agreement.

     c. M. Zetler, Adv. will deliver the bills / checks to the Landlord if it has been proved to his satisfaction that the Tenant did not fulfill all the financial obligations imposed on the Tenant in pursuance of this Agreement and after the Tenant has not repaired the breach even after receipt by registered mail of 14 days advance notice in writing of the intention to request delivery of the bill to the Landlord.


     12.a.Without derogating from that stated in paragraphs 5 'c' and 10 'b' and in addition thereto, if the Tenant violates the Tenant's undertakings in pursuance of this Contract or any part thereof, the Tenant shall be obligated to pay the Landlord full compensation for the damage incurred as a result of the violation, without prejudicing the Landlord's right to take any other step in pursuance of this Contract or in pursuance of any law including injunctions, specific performance orders, eviction orders, notices to quit, etc.

     b. Should the Landlord violate the undertakings imposed on the Landlord in pursuance of this Contract or any part thereof, the Landlord shall be bound to pay the Tenant full compensation for the damage incurred as a result of the violation, without prejudice to the Tenants right to exercise any additional relief in pursuance of this Contract or in pursuance of any law.

     c. It is agreed between the Parties that the Landlord may cancel this agreement by giving the Tenant written notice in any of the following events:

          1. Transfer of the Rented Premises to another in contradiction of that stated in this Agreement.

          2. Grant of a lien on the assets of the Tenant, if the Tenant does not see to the cancellation of the order within 15 days of the grant of the order.

          3. Grant of a receiving order and/or appointment of a receiver in respect of the Tenant's assets.

     d. Should the Landlord have given notice of cancellation of the Agreement, the Tenant will vacate the Rented Premises within 30 days of the date of receipt of the notice.


     13.a.The  Landlord  hereby grants the Tenant an option to rent the Rented
          Premises for an additional period of 59 months, on condition that the Tenant has complied with all the terms of the tenancy in the preceding year of the tenancy and on condition that the Landlord has not sold the Rented Premises during the year of the tenancy.

     b.   The  rent  for the extended period will be agreed between the Parties.

     c. The Tenant will give notice in writing no later than January 1, 2007 of the wish to extend the Tenancy Agreement beyond the first period of the tenancy.

     d. The conditions of the tenancy (other than the rent) in regard to the extended period will not differ from the conditions for the first Period of the Tenancy, but an option will not be given for an additional period after the end of the extended period.
          The  rent  for  the  extended  period will be paid monthly in advance.


     14. The Tenant undertakes to insure the Rented Premises and its contents (fittings and business inventory) against burglary, fire and other damage to which industrial businesses of this sort are liable including third party claims and will deliver a copy of the insurance policy to the Landlord within 30 days of the inception of the tenancy.


     15.  Each  Party  will be responsible for its lawyer's fees.

          Stamp duty for the Contract (if applicable) will be paid by the Tenant.

     AND  IN  WITNESS  WHEREOF  THE  PARTIES  HAVE  SET  THEIR  HANDS:
     -----------------------------------------------------------------


     (-)  SIGNED                          (-)  SIGNED
          ------                               ------
     THE  LANDLORD                        THE  TENANT
     (-)  STAMP: AMNONI BROTHERS  -       (-)  STAMP: ENERTEC SYSTEMS
                 ------------------                   ---------------
     CARMIEL TRANSPORTERS LTD.               HANAPPA STREET 21, CARMIEL
     -------------------------               --------------------------
                                             TEL:  04  -  9585680
                                             --------------------
                                             FAX:  04  -  9585679
                                             --------------------

                                     ------
                                  APPENDIX "A"
                                  ------------

1.     A  PANASONIC  TELEPHONE  EXCHANGE,  MODEL  ________.
2.     17  AIR  CONDITIONERS,  MANUFACTURED  BY  ELECTRA,  MODEL  _________.
3.     FIRE  DETECTOR  SYSTEM
4.     -A-L-A-R-M-S-Y-S-T-E-M- [TEXT CROSSED OUT]
5.     -F-I-X-E-D--F-U-R-N-I-S-H-I-N-G-S--I-N-C-L-U-D-I-N-G- [TEXT CROSSED OUT]

                                G U A R A N T E E
                                -----------------

I,  ____________________  ID___________________
AND  __________________  ID  ___________________

HEREBY GUARANTEE PERFORMANCE OF ALL THE FINANCIAL AND CONTRACTUAL UNDERTAKINGS OF THE TENANT IN PURSUANCE OF THIS AGREEMENT, INCLUDING DURING THE EXTENDED PERIOD MENTIONED ABOVE IN PARAGRAPH 13.

___________________________                            _________________________

[Translator's note: Two signatures appear at the bottom of each page of the original document in Hebrew and any alterations to the text have been initialed in the margins.]